Exhibit 5

May 22, 2012

Theragenics Corporation
5203 Bristol Industrial Way
Buford, Georgia 30518

Re:           Theragenics Corporation 2012 Omnibus Incentive Plan

Ladies and Gentlemen:

We have acted as special counsel to Theragenics Corporation (the “Company”) in connection with the Company’s filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to up to 5,762,582 shares of common stock, par value $0.01 per share (the “Shares”) issuable pursuant to the Company’s 2012 Omnibus Incentive Plan (the “Plan”).

In connection herewith, we have examined:

(1)           the Certificate of Incorporation, as amended, of the Company;

(2)           the Amended and Restated By-laws of the Company;

(3)           the Plan; and

(4)           the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinion hereinafter expressed. In our examination of the Registration Statement and the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system or other sites maintained by a court or governmental authority or regulatory body. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations, certificates and statements of appropriate representatives of the Company. We have also assumed that to the extent the number of Shares issued under the Plan exceeds 3,096,032, the additional Shares will only be issued in an amount equal to the number of shares that would have been added back to the Prior Plans (determined without regard to the termination of the Prior Plans) after stockholder approval of the Plan.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that when the Shares are issued pursuant to the terms of the Plan, following stockholder approval of the Plan, the Shares will be validly issued, fully paid and non-assessable.

This opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware.  The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same.  The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. We do not render any opinions except as set forth above.

This opinion letter is being delivered by us solely for your benefit in connection with the filing of the Registration Statement with the Commission. We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm in the Registration Statement.  We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP
Bryan Cave LLP